UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 27, 2015

HINTO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-26317	84-1384961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5350 S. Roslyn Street, Suite 400, Greenwood Village, CO 80111

(Address of Principal Executive Offices) (Zip Code)

(303)-647-4850

Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

After 4 years with Hinto Energy, Inc. ("the Company"), George Harris, resigned from his positions as Chief Executive Officer, Chief Financial Officer and director on the Company's the Board of Directors, effective July 27, 2015. Mr. Harris continues to hold 537,500 shares of the Company's restricted common stock and stock options to purchase 1,000,000 shares of the Company common stock at an exercise price of $0.50 per share for a term of 3 years from January 2015, and are fully vested.

SECTION 8 - OTHER EVENTS

 Item 8.01 Other Events.

Gary Herick, Vice President of Finance of Hinto Energy, Inc., loaned the Company $60,000.  Hinto Energy, Inc. ("the Company") intends to issue a 120-day Promissory Note. As part of the terms of the Promissory Note, the Company agreed that all $60,000 of the funds provided would be used for paying debt.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HINTO ENERGY, INC.

By:/s/ Gary Herick

Gary Herick, Vice President of Finance

Date: August 6, 2015